Exhibit 3.4

                                     BYLAWS
                                       OF
                            THE QUIZNO'S CORPORATION
                       ADOPTED AUGUST 25, 1994, AS AMENDED


                                    ARTICLE I

                               Offices and Agents

           1. Principal Office. The principal office of the Corporation may be located within or without the State of Colorado, as designated by the most recent filing with the Secretary of State of Colorado. The Corporation may have other offices and places of business at such places within or without the State of Colorado as shall be determined by the directors.

           2. Registered Office. The registered office of the corporation required by the Colorado Business Corporation Act must be continually maintained in the State of Colorado, and it may be, but need not be, identical with the principal office, if located in the State of Colorado. The address of the registered office of the Corporation may be changed from time to time as provided by the Colorado Business Corporation Act.

           3. Registered Agent. The Corporation shall maintain a registered agent in the State of Colorado as required by the Colorado Business Corporation Act. Such registered agent may be changed from time to time as provided by the Colorado Business Corporation Act.

ARTICLE II

Shareholders Meetings

           1. Annual Meetings. The annual meeting of the shareholders of the corporation shall be held at a date and time fixed by resolution of the board of directors or by the president in the absence of action by the board of directors. The annual meeting of the shareholders shall be held for the purpose of electing directors and transacting such other corporate business as may come before the meeting. If the election of directors is not held as provided herein at any annual meeting of the shareholders or at any adjournment thereof, the board of directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as it may conveniently be held.

        Notice of an annual meeting need not include a description of the purpose or purposes of the meeting except when the purpose of the meeting is to consider (i) an amendment to the Articles of Incorporation of the Corporation, (ii) a merger or share exchange in which the Corporation is a party and, with respect to a share exchange, in which the Corporation's shares will be acquired, (iii) the sale, lease, exchange or other disposition, other than in the usual and regular course of business, of all or substantially all of the property of the Corporation or of another entity which the Corporation controls, in each case with or without goodwill, (iv) the dissolution of the Corporation or (v) any other purpose for which a statement of purpose is required by the Colorado Business Corporation Act.

           2. Special Meetings. Unless otherwise prescribed by the Colorado Business Corporation Act, special meetings of the shareholders of the Corporation may be called at any time by the chairman of the board of directors, if any, by the president, by resolution of the board of directors or upon receipt of one or more written demands for a meeting, stating the purpose or purposes for which it is to be held, signed and dated by the holders of at least ten percent (10%) of all votes entitled to be cast on any issue proposed to be considered at the meeting. Notice of a special meeting shall include a description of the purpose or purposes for which the meeting is called.

           3. Place of Meeting. The annual meeting of the shareholders of the Corporation may be held at any place, either within or without the State of Colorado, as may be designated by the board of directors. Except as limited by the following sentence, the person or persons calling any special meeting of the shareholders may designate any place, within or without the State of Colorado, as the place for the meeting. If no designation is made or if a special meeting shall be called other than by the board of directors, the chairman of the board of directors or the president, the place of meeting shall be the principal office of the Corporation. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place as the place for holding such meeting.

           4. Notice of Meeting. Written notice stating the date, time and place of the meeting shall be given no fewer than ten (10) and no more than sixty
  (60) days before the date of the meeting, except that if the number of authorized shares is to be increased, at least thirty (30) days' notice shall be given. Notice shall be given personally or by mail, private carrier, telegraph, teletype, electronically transmitted facsimile or other form of wire or wireless communication by or at the direction of the president, the secretary, or the officer or other person calling the meeting to each shareholder of record entitled to vote at such meeting. if mailed and if in a comprehensible form, such notice shall be deemed to be given and effective when deposited in the United States mail, addressed to the shareholder at his or her address as it appears in the Corporation's current record of shareholders, with postage prepaid. If notice is given other than by mail, and provided that the notice is in comprehensible form, the notice is given and effective on the date received by the shareholder. No notice need be sent to any shareholder if three successive notices mailed to the last known address of such shareholder have been returned as undeliverable until such time as another address for such shareholder is made known to the Corporation by such shareholder.

        When a meeting is adjourned to a different date, time or place, notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before adjournment. At the adjourned meeting, the Corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than 120 days, or if a new record date is fixed for the adjourned meeting, a new notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting as of the new record date.

           5. Waiver of Notice. A shareholder may waive any notice of a meeting either before or after the time and date of the meeting. The waiver shall be in writing, be signed by the shareholder entitled to the notice and be delivered to the corporation for inclusion in the minutes or filing with the corporate records, but such delivery and filing shall not be conditions for effectiveness.

    A shareholder's attendance at a meeting waives objection to (i) lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting because of lack of notice or defective notice, and (ii) consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

           6. Fixing of Record Date. In order to determine shareholders entitled
  (i) to be given notice of a shareholders meeting (ii) to demand a special meeting, (iii) to vote, or (iv) to take any other action, the board of directors may fix a future date as the record date, such date, in any case, shall not be more than seventy (70) days and in case of a meeting of shareholders not less than ten (10) days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If no record date is fixed, the record date shall be the date on which notice of the meeting is mailed or the date on which a resolution of the board of directors providing for a distribution is adopted, as the case may be. When a determination of shareholders entitled to vote at any meeting of shareholders is made as provided in this Section 6, such determination shall apply to any adjournment thereof.

           Notwithstanding the foregoing, the record date for determining the shareholders entitled to take action without a meeting or entitled to be given notice of action so taken shall be the date a writing upon which the action is taken is first received by the Corporation. The record date for determining shareholders entitled to demand a special meeting shall be the date of the earliest of the demands pursuant to which the meeting is called.

           7. Voting List. After fixing a record date for a shareholder's meeting, the Corporation shall prepare a list of names of all its shareholders who are entitled to be given notice of the meeting. The list shall be arranged by voting groups and within each voting group by class or series, and shall show the address of, and the number of shares of each class or series that are held by each shareholder.

           The shareholders' list shall be available for inspection by any shareholder, beginning the earlier of ten (10) days before the meeting for which the list was prepared or two (2) business days after notice of the meeting is given and continuing through the meeting, and any adjournment thereof, at the Corporation's principal office or at a place identified in the notice of the meeting in the city where the meeting will be held.

           A shareholder, his agent or attorney, may upon written demand, inspect and copy the list during regular business hours and during the period it is available for inspection, provided, (i) the shareholder has been a shareholder for at least three (3) months immediately preceding the demand or holds at least five percent (5%) of all outstanding shares of any class of shares as the date of the demand, (ii) the demand is made in good faith and for a purpose reasonably related to the demanding shareholder's interest as a shareholder, (iii) the shareholder describes with reasonable particularity the purpose and records the shareholder desires to inspect, (iv) the records are directly connected with the described purpose and (v) the shareholder pays a reasonable charge covering the costs of labor and material for such copies, not to exceed the cost of production and reproduction.

           8. Proxies. At all meetings of shareholders, a shareholder may vote by proxy by signing an appointment form either personally or by his or her duly authorized attorney-in-fact. A shareholder may also appoint a proxy by transmitting or authorizing the transmission of a telegram, teletype, or other electronic transmission providing a written statement of the appointment to the proxy, to a proxy solicitor, proxy support service organization or other person duly authorized by the proxy to receive appointments as agent for the proxy, or to the Corporation. The transmitted appointment shall set forth or be transmitted with written evidence from which it can be determined that the shareholder transmitted or authorized the transmission of the appointment. The proxy appointment form shall be filed with the Secretary of the corporation by or at the time of the meeting. The appointment of a proxy is effective when received by the corporation and is valid for eleven (11) months unless a different period is expressly provided in the appointment form.

           Any complete copy, including an electronically transmitted facsimile, of an appointment of a proxy may be substituted for or used in lieu of the original appointment for any purpose for which the original appointment could be used.

           Revocation of a proxy does not affect the right of the Corporation to accept the proxy's appointment unless (i) the Corporation had notice that the appointment was coupled with an interest and notice that the interest is extinguished is received by the Secretary or other officer or agent authorized to tabulate votes before the proxy exercises his authority under the appointment or (ii) other notice of the revocation of the appointment is received by the Secretary or other officer or agent authorized to tabulate votes before the proxy exercises his authority under the appointment. Other notice of revocation may, in the discretion of the Corporation, be deemed to include the appearance at a shareholders meeting of the shareholder who granted the proxy appointment and his voting in person on any matter subject to a vote at such meeting.

           The death or incapacity of the shareholder appointing a proxy does not affect the right of the Corporation to accept the proxy's authority unless notice of the death or incapacity is received by the Secretary or other officer or agent authorized to tabulate votes before the proxy exercised his authority under the appointment.

           The Corporation shall not be required to recognize an appointment made irrevocable if it has received a writing revoking the appointment signed by the shareholder either personally or by the shareholder's attorney-in-fact, notwithstanding that the revocation may be a breach of an obligation of the shareholder to another person not to revoke the appointment.

           A transferee for value of shares subject to an irrevocable appointment may revoke the appointment if the transferee did not know of its existence when he acquired the shares and the irrevocable appointment was not noted on the certificate representing the shares.

        Subject to the provisions of Article II, Section 10 below or any express limitation on the proxy's authority appearing on the appointment form, a corporation is entitled to accept the proxy's vote or other action as that of the shareholder making the appointment.

           9. Voting Rights. Each outstanding share, regardless of class, is entitled to one vote and each fractional share is entitled to a corresponding fractional vote, on each matter voted on at a shareholder's meeting except to the extent that the voting rights of the shares of any class or classes are limited or denied by the Articles of Incorporation. Only shares are entitled to vote. Voting on any question or in any election may be by voice vote unless the presiding officer shall order, or any shareholder shall demand, that voting be by ballot.

           Cumulative   voting  in  the  election  of  directors  shall  not  be
permitted.

           Except as otherwise ordered by a court of competent jurisdiction upon a finding that the purpose of this Section 9 would not be violated in the circumstances presented to the court, the shares of the Corporation are not entitled to be voted if they are owned, directly or indirectly, by another corporation, domestic or foreign, and the Corporation owns, directly or indirectly, a majority of the shares entitled to vote for directors of the other corporation, except to the extent the other corporation holds the shares in a fiduciary capacity.

           Redeemable shares are not entitled to be voted after notice of redemption is mailed to holders and a sum sufficient to redeem the shares has been deposited with a bank, trust company, or other financial institution under an irrevocable obligation to pay the holders the redemption price on surrender of the shares.

           10. Corporation's Acceptance of Votes. If the name signed on a vote, consent, waiver, proxy appointment, or proxy appointment revocation corresponds to the name of a shareholder, the Corporation, if acting in good faith, is entitled to accept the vote, consent, waiver, proxy appointment, or proxy appointment revocation and to give it effect as the act of the shareholder. If the name signed on a vote, consent, waiver, proxy appointment, or proxy appointment revocation does not correspond to the name of a shareholder, the Corporation, if acting in good faith, is nevertheless entitled to accept the vote, consent, waiver, proxy appointment, or proxy appointment revocation and to give it effect as the act of the shareholder if:

           (a) The shareholder is an entity and the name signed purports to be that of an officer or agent of the entity;

        (b) The name signed purports to be that of an administrator, executor, guardian, or conservator representing the shareholder and, if the Corporation requests, evidence of fiduciary status acceptable to the Corporation has been presented with respect to the vote, consent, waiver, proxy appointment or proxy appointment revocation;

        (c) The name signed purports to be that of a receiver or trustee in bankruptcy of the shareholder and, if the Corporation requests, evidence of this status acceptable to the Corporation has been presented with respect to the vote, consent, waiver, proxy appointment or proxy appointment revocation;

        (d) The name signed purports to be that of a pledgee, beneficial owner. or attorney-in-fact of the shareholder and, if the Corporation requests, evidence acceptable to the Corporation of the signatory's authority to sign for the shareholder has been presented with respect to the vote, consent, waiver, proxy appointment or proxy appointment revocation;

        (e) Two or more persons are the shareholder as cotenants or fiduciaries and the name signed purports to be the name of at least one of the cotenants or fiduciaries and the person signing appears to be acting on behalf of all the cotenants or fiduciaries; or

        (f) The acceptance of the vote, consent, waiver, proxy appointment, or proxy appointment revocation is otherwise proper under rules established by the Corporation that are not inconsistent with the provisions of this
        Section 10.

        The Corporation is entitled to reject a vote, consent, waiver,, proxy appointment or proxy appointment revocation if the Secretary or other officer or agent authorized to tabulate votes,, acting in good faith, has reasonable basis for doubt about the validity of the signature on it or about the signatory's authority to sign for the shareholder.

        The Corporation and its officer or agent who accepts or rejects a vote, consent, waiver, proxy appointment or proxy appointment revocation in good faith and in accordance with the standards of this Section 10 are not liable in damages for the consequences of the acceptance or rejection.

           11. Quorum and Voting Requirements. A majority of the votes entitled to be cast on a matter by a voting group shall constitute a quorum of that voting group for action on the matter unless a lesser number is authorized by the Articles of Incorporation. once a share is represented for any purpose at a meeting, including the purpose of determining that a quorum exists, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting, unless otherwise provided in the Articles of Incorporation or unless a new record date is or shall be set for that adjourned meeting.

        If a quorum exists, action on a matter other than the election of directors by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast within the voting group opposing the action, unless the vote of a greater number or voting by classes is required by law or the Articles of Incorporation. For election of directors,, those candidates receiving the most votes shall be elected.

           12. Adjournments. If less than a quorum of shares entitled to vote is represented at any meeting of the shareholders, a majority of the shares so represented may adjourn the meeting from time to time without further notice, for a period not to exceed 120 days at any one adjournment. If a quorum is present at such adjourned meeting, any business may be transacted which might have been transacted at the meeting as originally noticed. Any meeting of the shareholders may adjourn from time to time until its business is completed.

           13. Action by Shareholders Without Meeting. Any action required or permitted to be taken at a shareholders' meeting may be taken without a meeting if all of the shareholders entitled to vote thereon consent to such action in writing. Action taken under this Section 13 shall be effective as of the date the last writing necessary to effect the action is received by the Corporation, unless all of the writings necessary to effect the action specify a later date as the effective date of the action, in which case such later date shall be the effective date of the action. If the corporation receives writings describing and consenting to the action signed by all of the shareholders entitled to vote with respect to the action, the effective date of the action may be any date that is specified in all of the writings as the effective date of the action. Any such writings may be received by the Corporation by electronically transmitted facsimile or other form of wire or wireless communication providing the Corporation with a complete copy thereof, including a copy of the signature thereto. Action taken under this Section 13 has the same effect as action taken at a meeting of shareholders and may be described as such in any document.

        Any shareholder who has signed a writing describing and consenting to action taken pursuant to this Section 13 may revoke such consent by a writing signed by the shareholder describing the action and stating that the shareholder's prior consent thereto is revoked, if such writing is received by the Corporation before the effectiveness of the action.

           14. Meetings by Telecommunication. Any or all of the shareholders may participate in an annual or special shareholders, meeting by, or the meeting may be conducted through the use of, any means of communication by which all persons participating in the meeting may hear each other during the meeting. A shareholder participating in a meeting by this means is deemed to be present in person at the meeting.


                                   ARTICLE III

                               Board of Directors

           1. General Powers. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the board of directors, except as otherwise provided in the Colorado Business Corporation Act or the Articles of Incorporation.

           2. Number, Qualifications and Term of Office. The number of directors of the Corporation shall be fixed from time to time by resolution of the board of directors, within a range of no less than three (3) or more than nine (9). A director shall be a natural person who is eighteen years or older. A director need not be a resident of the State of Colorado or a shareholder of the Corporation.

           Directors shall be elected at each annual meeting of shareholders and shall hold such office until the next annual meeting of shareholders and until his successor is elected and qualifies. A decrease in the number of directors does not shorten an incumbent director's term.

           3. Resignation, Vacancies. Any director may resign at any time by giving written notice to the Corporation. A resignation of a director is effective when the notice is received by the Corporation unless the notice specifies a later effective date. Unless otherwise specified in the notice, the acceptance of such resignation by the Corporation shall not be necessary to make it effective. Any vacancy on the board of directors may be filled by the affirmative vote of a majority of the shareholders or by the affirmative vote of the board of directors even if less than a quorum is remaining in office. If elected by the directors, the director shall hold office until the next annual shareholders' meeting at which directors are elected. If elected by the shareholders, the director shall hold office for the unexpired term of his or her predecessor in office, except that, if the director's predecessor was elected by the directors to fill a vacancy, the director elected by the shareholders shall hold office for the unexpired term of the last predecessor elected by the shareholders.

           4. Removal of Directors by Shareholders. Unless otherwise provided in the Articles of Incorporation, the shareholders may remove one or more directors with or without cause. A director may be removed by the shareholders only at a meeting called for the purpose of removing the director and the meeting notice states that the purpose, or one of the purposes, of the meeting is removal of the director.

           5. Removal of Directors by Judicial Proceeding. A director may be removed by the District Court of the Colorado county where the principal office is located or if the corporation has no principal office in the State of Colorado, by the District Court of the Colorado county in which its registered office is located, upon a finding by the District Court that the director engaged in fraudulent or dishonest conduct or gross abuse of authority or discretion with respect to the Corporation and that removal is in the best interests of the Corporation. The judicial proceeding may be commenced either by the Corporation or by shareholders holding at least ten percent (10%) of the outstanding shares of any class.

           6. Compensation. By resolution of the board of directors, any director may be paid any one or more of the following: his expenses, if any, of attendance at meetings; a fixed sum for attendance at each meeting; a stated salary as director; or such other compensation as the Corporation and the director may reasonably agree upon. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.


                                   ARTICLE IV

                              Meetings of the Board

           1. Place of Meetings. The regular or special meetings of the board of directors shall be held at the principal office of the Corporation unless otherwise designated.

           2. Regular Meetings. The board of directors shall meet each year after the annual meeting of the shareholders for the purpose of appointing officers and transacting such other business as may come before the meeting. The board of directors may provide, by resolution, for the holding of additional regular meetings without other notice than such resolution.

           3. Special Meetings. Special meetings of the board of directors may be called at any time by the chairman of the board, if any, by the president or by a majority of the members of the board of directors.

           4. Notice of Meetings. Notice of the regular meetings of the board of directors need not be given. Except as otherwise provided by these Bylaws or the laws of the State of Colorado, written notice of each special meeting of the board of directors setting forth the time and the place of the meeting shall be given to each director not less than two (2) days prior to the date and time fixed for the meeting. Notice of any special meeting may be either personally delivered or mailed to each director at his business address, or by notice transmitted by telegraph, telex, electronically transmitted facsimile or other form of wire or wireless communication. If mailed, such notice shall be deemed to be given and to be effective on the earlier of (i) three (3) days after such notice is deposited in the United States mail properly addressed, with postage prepaid, or (ii) the date shown on the return receipt if mailed by registered or certified mail return receipt requested. If notice be given by telex, electronically transmitted facsimile or other similar form of wire or wireless communication, such notice shall be deemed to be given and to be effective when sent, and with respect to a telegram, such notice shall be deemed to be given and to be effective when the telegram is delivered to the telegraph company. If a director has designated in writing one or more reasonable addresses or facsimile numbers for delivery of notice to him, notice sent by mail, telegraph, telex, electronically transmitted facsimile or other form of wire or wireless communication shall not be deemed to have been given or to be effective unless sent to such addresses or facsimile numbers, as the case may be. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

           5. Waiver of Notice. A director may, in writing, waive notice of any special meeting of the board of directors either before, at, or after the meeting. Such waiver shall be delivered to the Corporation for filing with the corporate records. Attendance or participation of a director at a meeting waives any required notice of that meeting unless at the beginning of the meeting or promptly upon the director's arrival, the director objects to holding the meeting or transacting business at the meeting because of lack of notice or defective notice and does not thereafter vote for or assent to action taken at the meeting.

           6. Quorum, Manner of Acting. At meetings of the board of directors a majority of the number of directors fixed by resolution of the board shall constitute a quorum for the transaction of business. If the number of directors is not fixed, then a majority of the number in office immediately before the meeting begins, shall constitute a quorum. If a quorum is present when a vote is taken, the affirmative vote of a majority of directors present is the act of the board of directors unless the vote of a greater number is required by these Bylaws, the Articles of Incorporation or the Colorado Business corporation Act.

           7. Presumption of Assent. A director who is present at a meeting of the board of directors when corporate action is taken is deemed to have assented to the action taken unless:

           (a) the director objects at the beginning of such meeting or promptly upon his or her arrival, to the holding of the meeting or the transacting of business at the meeting and does not thereafter vote for or assent to any action taken at the meeting;

        (b) the director contemporaneously requests that his or her dissent or abstention as to any specific action taken be entered in the minutes of such meeting; or

        (c) the director causes written notice of his or her dissent or abstention as to any specific action to be received by the presiding officer of such meeting before its adjournment or by the Corporation promptly after adjournment of such meeting.

            The right of dissent or abstention as to a specific action taken in a meeting of a board is not available to a director who votes in favor of the action taken.

           8. Committees. The board of directors may, by a resolution adopted by a majority of all of the directors in office when the action is taken, designate one of more of its members to constitute an executive committee, and one or more other committees. To the extent provided in the resolution, each committee shall have and may exercise all of the authority of the board of directors, except that no such committee shall have the authority to: (i) authorize distributions;
(ii) approve or propose to shareholders action required by the Colorado Business Corporation Act to be approved by shareholders; (iii) fill vacancies on the board of directors or any committee thereof; (iv) amend the Articles of Incorporation; (v) adopt, amend or repeal these Bylaws; (vi) approve a plan of merger not requiring shareholder approval; (vii) authorize or approve the reacquisition of shares except in accordance with a formula or method prescribed by the board of directors; or (viii) authorize or approve the issuance or sale of shares, or a contract for the sale of shares, or determine the designation, relative rights, preferences and limitations of a class or series of shares; except that the board of directors, may authorize a committee or an officer to do so within limits specifically prescribed by the board of directors. The conduct of committee meetings shall comply with the provisions of this Article IV relating to board of director meetings.

           The creation of, delegation of authority to, or action by a committee does not alone constitute compliance by a director with the standards of conduct set forth in Article V.

           9. Informal Action by Directors. Any action required or permitted be taken at a board of directors' meeting may be taken without a meeting if all members of the board consent to such action in writing. Action taken under this
Section 9 is effective at the time the last director signs a writing describing the action taken unless the directors establish a different effective date, and unless, before such time, a director has revoked his or her consent by a writing signed by the director and received by the president or secretary. Action taken pursuant to this Section 9 has the same effect as action taken at a meeting of the directors and may be described as such in any document.

           10. Telephonic Meetings. Members of the board of directors may participate in a regular or special meeting by or conduct the meeting through the use of any means of communication by which all directors participating may hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.


                                    ARTICLE V

                              Standards of Conduct

           Each director shall perform his or her duties as a director, including his or her duties as a member of any committee, and each officer with discretionary authority shall discharge his or her duties under that authority,
(i) in good faith, (ii) with the care an ordinarily prudent person in a like position would exercise under similar circumstances, and in a manner he or she reasonably believes to be in the best interest of the Corporation.

           In discharging his or her duties, a director or officer is entitled to rely on information, opinions, reports, or statements, including financial statements and other financial data, if prepared or presented by (i) one or more officers or employees of the Corporation whom the director or officer reasonably believes to be reliable and competent in the matters presented, (ii) legal counsel, a public accountant, or other person as to matters which the director or officer reasonably believes to be within such persons' professional or expert competence or (iii) in the case of a director, a committee of the board of directors of which the director is not a member if the director reasonably believes the committee merits confidence.

           A director or officer is not acting in good faith if he or she has knowledge concerning the matter in question that makes reliance otherwise permitted under this Article V unwarranted.

           A director or officer is not liable as such to the Corporation or its shareholders for any action he or she takes or omits to take as a director or officer, as the case may be, if, in connection with such action or omission, he or she performed the duties of the position in compliance with this Article V.







                                   ARTICLE VI

                               Officers and Agents

           1.  General.

           (a) The officers of the Corporation shall consist of a president, secretary and treasurer, appointed annually by the board of directors. Each officer shall be a natural person eighteen years of age or older. The board of directors or the president may appoint such other officers, assistant officers, committees and agents, including a chairman of the board, vice chairman of the board, one or more vice presidents, assistant secretaries and assistant treasurers, as they may consider necessary. To the extent not provided in these bylaws, the board of directors or the president, as the case may be, shall from time to time determine the procedure for the appointment of officers, their term of office, their authority and duties and their compensation. one person may hold more than one office. In all cases where the duties of any officer, agent, or employee are not prescribed by these Bylaws or by the board of directors, such officer, agent or employee shall follow the orders and instructions of the president of the Corporation.

                  (b) Any officer appointed by the board of directors shall have the power to execute and deliver on behalf of and in the name of the Corporation any instrument requiring the signature of an officer of the Corporation, except as otherwise provided in these Bylaws or where the execution and delivery thereof shall be expressly delegated by the board of directors to some other officer or agent of the Corporation. Unless authorized to do so by these Bylaws or by the board of directors, no officer, agent or employee shall have any power or authority to bind the Corporation in any way, to pledge its credit or to render it liable pecuniarily for any purpose or in any amount.

                  (c) Any officer of the Corporation with the title of President, Chief Operating Officer, Chief Financial Officer or General Counsel shall be authorized hereby to execute and deliver on behalf of and in the name of the Corporation any lease, contract or other agreement, obligating the Corporation to make periodic payments for goods or services obtained by the Corporation in the ordinary course of its business. The execution and delivery of any such instrument by any one of such officers shall legally bind the Corporation, without the necessity of a resolution of the Board of Directors. Any vendor of goods or services to the Corporation shall be justified in relying on the authority of the signature of any of such officers to bind the Corporation upon receipt of a certified copy of this provision.

                  (d) The Chief Financial Officer of the Corporation shall be authorized hereby to open any account at a banking institution, to legally bind the Corporation to the terms such institution customarily requires of its account holders, and to designate the officers with signing authority on such account, provided, however, that at least two officers of the Corporation shall be necessary to sign checks on or withdraw funds from such account in excess of $10,000. The execution and delivery of any instrument agreeing to such terms or designating such signatories by the Chief Financial Officer shall legally bind the Corporation, without the necessity of a resolution of the Board of Directors. Any banking institution shall be justified in relying on the authority of the signature of the Chief Financial Officer to bind the Corporation upon receipt of a certified copy of this provision.

           2. Appointment and Term of Office. The officers of the Corporation appointed by the board of directors shall be appointed at each annual meeting of the board held after each annual meeting of the shareholders. If the appointment of officers is not made at such meeting or if an officer or officers are to be appointed by another officer or officers of the Corporation, such appointments shall be made as soon thereafter as practicable. officers appointed by the president may be appointed for indeterminate terms.

           3. Vacancies. A vacancy in any office, however occurring, may be filled by the board of directors, or by the officer or officers authorized by these bylaws or the board of directors, for the unexpired portion of the officer's term.

           4. Resignation. An officer may resign at any time by giving written notice of resignation to the Corporation. A resignation of an officer is effective when the notice is received by the Corporation unless the notice specifies a later effective date. If a resignation is made effective at a later date, the board of directors may permit the officer to remain in office until the effective date and may fill the pending vacancy before the effective date if the board of directors provides that the successor does not take office until the effective date, or the board of directors may remove the officer at any time before the effective date and may fill the resulting vacancy.

           5. Removal. Any officer or agent of this Corporation may be removed with or without cause by the board of directors, an officer or officers authorized by the board of directors, or the officer that appointed such officer or agent.

           6. Contract Rights. Appointment of an officer does not itself create contract rights. An officer's removal does not affect the officer's contract rights, if any, with the Corporation. An officer's resignation does not affect the Corporation's contract rights, if any, with the officer.

           7. Chairman of the Board. The chairman of the board, if any, shall preside as chairman at meetings of the shareholders and the board of directors. He or she shall, in addition, have such other duties as the board may prescribe that he or she perform. At the request of the president, the chairman of the board may, in the case of the president's absence or inability to act, temporarily act in his or her place. In the case of death of the president or in the case of his or her absence or inability to act without having designated the chairman of the board to act temporarily in his place, the chairman of the board shall perform the duties of the president, unless the board of directors, by resolution, provides otherwise. If the chairman of the board shall be unable to act in place of the president, the vice presidents may exercise such powers and perform such duties as provided in Section 9 below.

           8. Vice-Chairman of the Board. The Vice Chairman of the Board, if any, in the absence of the Chairman of the Board, shall preside at all meetings of the shareholders and of the Board of Directors. He shall have such other powers and duties as may from time to time be prescribed by the Board of Directors.

           9. President. Subject to the direction and supervision of the board of directors, the president shall be the chief executive officer of the Corporation and shall have general and active control of its affairs and business and general supervision of its officer, agents and employees. In the event the position of chairman or vice-chairman of the board shall not be occupied or the chairman or vice-chairman shall be absent or otherwise unable to act, the president shall preside at meetings of the shareholders and directors and shall discharge the duties of the presiding officer. The president may sign, with the secretary or any other proper officer of the Corporation thereunto authorized by the board of directors, certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts, or other instruments which the board of directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the board of directors or by these Bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed. Unless otherwise directed by the board of directors, the president shall attend in person or by substitute appointed by him, or shall execute on behalf of the Corporation written instruments appointing a proxy or proxies to represent the Corporation at, all meetings of the shareholders of any other corporation in which the Corporation holds any stock. on behalf of the Corporation, the president may in person or by substitute or by proxy execute written waivers of notice and consents with respect to any such meetings. At all such meetings and otherwise, the president, in person or by substitute or proxy, may vote the stock held by the Corporation, execute written consents and other instruments with respect to such stock and exercise any and all rights and powers incident to the ownership of said stock.

           10. Vice Presidents. Each vice president shall have such powers and perform such duties as the board of directors may from time to time prescribe or as the president may from time to time delegate to him. At the request of the president, in the case of the president's absence or inability to act, any vice president may temporarily act in his place. In the case of the death of the president, or in the case of his absence or inability to act without having designated a vice president or vice presidents to act temporarily in his place, the board of directors, by resolution, may designate a vice president or vice presidents, to perform the duties of the president. If no such designation shall be made, the chairman of the board of directors, if any, shall exercise such powers and perform such duties, as provided in Section 8 of this Article V, but if the Corporation has no chairman of the board of directors, or if the chairman is unable to act in place of the president, any of the vice presidents appointed by the board of directors may exercise such powers and perform such duties.

           11. Secretary. The secretary shall (i) prepare, or cause to be prepared, and maintain as permanent records the minutes of the proceedings of the shareholders and the board of directors or any committee thereof, a record of all actions taken by the shareholders or board of directors or any committee thereof without a meeting and a record of all waivers of notice of meetings of shareholders and of the board of directors or any committee thereof, (ii) see that all notices are duly given in accordance with the provisions of these Bylaws and as required by law, (iii) serve as custodian of the records and of the seal of the Corporation and affix the seal to all documents, (iv) keep at the registered office or principal place of business, a record containing the names and addresses of all shareholders in a form that permits preparation of a list of shareholders arranged by voting group and by class or series of shares within each voting group, that is alphabetical within each class or series and that shows the address of, and the number of shares of each class or series held by, each shareholder, unless such a record shall be kept at the office of the Corporation's transfer agent or registrar, (v) maintain at the Corporation's principal office the originals or copies of the Corporation's Articles of Incorporation, Bylaws, minutes of all shareholders, meeting and records of all action taken by shareholders without meeting for the past three years, all written communications within the past three years to shareholders as a group or to the holders of any class or series of shares as a group, a list of the names and business addresses of the current directors and officers, a copy of the Corporation's most recent corporate report filed with the Secretary of State, and financial statements showing in reasonable detail the Corporation' s assets and liabilities and results of operations for the last three years, (vi) have general charge of the stock transfer books of the Corporation, unless the Corporation has a transfer agent, (vii) authenticate records of the Corporation and (viii) in general, perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the president or by the board of directors. Assistant secretaries, if any, shall have the same duties and powers, subject to supervision by the secretary. The directors and/or shareholders may however respectively designate a person other than the secretary or assistant secretary to keep the minutes of their respective meetings.

           12. Treasurer. The treasurer shall be the chief financial officer of the Corporation, shall have care and custody of all corporate funds, securities, evidences of indebtedness and other personal property of the Corporation and shall deposit the same in accordance with the instructions of the board of directors. The treasurer shall receive and give receipts and acquittances for money paid by or on account of the Corporation, and shall pay out of the Corporation's funds on hand all bills, payrolls and other just debts of the Corporation of whatever nature upon maturity. Such power given to the treasurer to deposit and disburse funds shall not, however, preclude any other officer or employee of the Corporation from also depositing and disbursing funds when authorized to do so by the board of directors. The treasurer shall, if required by the board of directors, give the Corporation a bond in such amount and with such surety or sureties as may be ordered by the board of directors for the faithful performance of duties of his office. The treasurer shall have such other powers and perform such other duties as may be from time to time prescribed by the board of directors or the president. The assistant treasurers, if any, shall have the same powers and duties, subject to the supervision of the treasurer.

          The treasurer shall also be the principal accounting officer of the Corporation and shall prescribe and maintain the methods and systems of accounting to be followed, keep complete books and records of account as required by the Colorado Business Corporation Act, prepare and file all local, state and federal tax returns, prescribe and maintain an adequate system of internal audit and prepare and furnish the president and the board of directors statements of account showing the financial position of the Corporation and the results of its operations.

           13. Assistant Secretaries and Assistant Treasurers. The Assistant Secretaries and the Assistant Treasurers respectively (in the order designated by the Board of Directors or, lacking such designation, by the President), in the absence of the Secretary or Treasurer, as the case may be, shall perform the duties and exercise the powers of such Secretary or Treasurer and shall perform such other duties as the Board of Directors shall prescribe.

           14. Delegation of Duties. Whenever an officer is absent, or whenever, for any reason, the board of directors may deem it desirable, the board may delegate the powers and duties of an officer to any other officer or officers or to any director or directors.

           15. Bond of Officers. The board of directors may require any officer to give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the board of directors for such terms and conditions as the board of directors may specify, including, without limitation, for the faithful performance of his duties and for the restoration to the Corporation of all property in his or her possession or under his or her control belonging to the Corporation.



                                   ARTICLE VII
                  Share Certificates and the Transfer of Shares

           1. Share Certificates. Each share certificate shall state on its face
(i) the name of the Corporation and that it is incorporated under the laws of the State of Colorado, (ii) the name of the person to whom the certificate is issued, and (iii) the number and class of shares and the designation of the series, if any, the certificate represents. Each share certificate shall be signed, either manually or in facsimile, by the chairman or vice chairman of the board of directors or by the president or the vice president and by the treasurer or an assistant treasurer or by the secretary or an assistant secretary, or such other officers as the board of directors may designate, by resolution, and may bear the corporate seal or its facsimile, and such other information as may be deemed necessary or appropriate. If the person who signed a share certificate either manually or in facsimile, no longer holds office when the certificate is issued, the certificate is nevertheless valid. If the Corporation is authorized to issue different classes of shares or different series within a class, the certificate shall state conspicuously on its front or back that the Corporation will furnish the shareholder information regarding the designations, preferences, limitations and relative rights of each class and for each series, upon written request and without charge.

           2. Shares Without Certificates. The board of directors may authorize the issuance by the Corporation of some or all of the shares of any or all of its classes or series without certificates. Said authorization shall not affect shares already represented by certificates until they are surrendered to the Corporation. Within a reasonable time after the issuance or transfer of shares without certificates, the Corporation shall send to the shareholder a written statement of the information required by Section 1 of this Article VII.

           3. Issuance of Shares. Except as provided in the Articles of Incorporation, the board of directors may authorize the issuance of shares for consideration consisting of any tangible, intangible property or benefit to the Corporation, including cash, promissory notes, services performed and other securities of the Corporation. The board of directors shall determine that the consideration received or to be received for the shares to be issued is adequate. Such determination, in the absence of fraud, is conclusive insofar as the adequacy of such consideration relates to whether the shares are validly issued, fully paid and nonassessable. The promissory note of a subscriber or an affiliate of a subscriber for shares shall not constitute consideration for the shares unless the note is negotiable and is secured by collateral other than the shares, having a fair market value at least equal to the principal amount of the note. For the purposes of this Section 3, "promissory note" means a negotiable instrument on which there is an obligation to pay independent of collateral and does not include a nonrecourse not. Unless otherwise expressly provided in the Articles of Incorporation, shares having a par value may be issued for less than the par value.

           4. Lost Certificates. The board of directors may direct a new certificate to be issued in place of a certificate alleged to have been destroyed or lost if the owner makes an affidavit or affirmation of that fact and produces such evidence of loss or destruction as the board may require. The board, in its discretion, may as a condition precedent to the issuance of a new certificate require the owner to give the Corporation a bond as indemnity against any claim that may be made against the Corporation relating to the certificate allegedly destroyed or lost.


           5.   Transfer of Shares.

           (a) Shares of the Corporation shall only be transferred on the stock transfer books of the Corporation by the holder of record thereof upon the surrender to the Corporation of the share certificates duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer and such documentary stamps as may be required by law. In that event, the surrendered certificates shall be cancelled, new certificates issued to the persons entitled to them, and the transaction recorded on the books of the Corporation. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

           (b) The Articles of Incorporation, by these Bylaws, by an agreement among shareholders, or among shareholders and the Corporation, may impose restriction on the transfer or registration or transfer of shares of the Corporation. A restriction does not affect shares issued before the restriction became effective unless the holder of such shares acquired such shares with knowledge of the restriction, is a party to the agreement containing the restriction, or voted in favor of the restriction or otherwise consented to the restriction.

           (c) A restriction on the transfer or registration of transfer of shares is valid and enforceable against the holder or a transferee of the holder if the restriction is authorized by the Colorado Business Corporation Act and its existence is noted conspicuously on the front or back of the certificate or is contained in the information statement required by Section 2 of this Article VII above. Unless so noted, a restriction is not enforceable against a person without knowledge of the restriction.

           6. Registered Shareholders. The Corporation shall be entitled to treat the registered holder of any shares of the Corporation as the owner thereof for all purposes, and the Corporation shall not be bound to recognize any equitable or other claim to, or interest in, such shares or rights deriving from such shares on the part of any person other than the registered holder, including without limitation any purchaser, assignee or transferee of such shares or rights deriving from such shares, unless and until such other person becomes the registered holder of such shares, whether or not the Corporation shall have either actual or constructive notice of the claimed interest of such other person.

           7. Transfer Agent, Registrars and Paying Agents. The board may at its discretion appoint one or more transfer agents, registrars and agents for making payment upon any class of stock, bond, debenture or other security of the Corporation. Such agents and registrars may be located either within or outside Colorado. They shall have such rights and duties and shall be entitled to such compensation as may be agreed.


                                  ARTICLE VIII
                                    Insurance

           By action of the board of directors, notwithstanding any interest of the directors in the action, the Corporation may purchase and maintain insurance, in such scope and amounts as the board of directors deems appropriate, on behalf of any person who is or was a director, officer, employee, fiduciary or agent of the Corporation, or who, while a director, officer, employee, fiduciary or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, fiduciary or agent of any other foreign or domestic corporation or of any partnership, joint venture, trust, profit or nonprofit unincorporated association, limited liability company or other enterprise or employee benefit plan, against any liability asserted against, or incurred by, him or her in that capacity or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of the Colorado Business Corporation Act. Any such insurance may be procured from any insurance company designated by the board of directors of the Corporation, whether such insurance company is formed under the laws of Colorado or is a company in which the Corporation has an equity interest or any other interest, through stock ownership or otherwise.


                                   ARTICLE IX
                                  Miscellaneous

           1.   Seal.  The   Corporation's   seal,  if  any,  shall  be
circular in form and shall contain the name of the Corporation and the words, "Seal" and "Colorado."

           2. Fiscal Year. The fiscal year of the Corporation shall be December 31 of each year. Said fiscal year may be changed from time to time by the board of directors in its discretion.

           3. Amendments. The board of directors shall have power to make, amend and repeal these bylaws at any regular or special meeting of the board unless the shareholders expressly provide that the directors may not amend or repeal such bylaw. The shareholders also shall have the power to make, amend or repeal these bylaws at any annual meeting or at any special meeting called for that purpose.

           4.   Gender.   Whenever   required  by  the   context,   the
singular shall include the plural, the plural the singular, and one gender shall include all genders.

           5. Invalid Provision. The invalidity or unenforceability of any particular provision of these bylaws shall not affect the other provisions herein, and these Bylaws shall be construed in all respects as if such invalid or unenforceable provision was omitted.

           6. Governing Law. These Bylaws shall be governed by and construed in accordance with the laws of the State of Colorado.

           7. Definitions. Except as otherwise specifically provided in these Bylaws, all terms used in these Bylaws shall have the same definition as in the Colorado Business Corporation Act.

           I, Richard F. Schaden, as Secretary of The Quizno's Corporation, hereby certify that the foregoing Bylaws were adopted by the board of directors of the Corporation effective August 25, 1994, and amended from time to time by such board through May 6, 1999.


                               /s/ Richard F. Shaden, Secretary
                                   -----------------------------
                                   Richard F. Schaden, Secretary